An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a final offering circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

AMENDMENT NO. 4

PRELIMINARY OFFERING CIRCULAR DATED JANUARY 26, 2023

WATER ON DEMAND, INC.

13575 58th Street North, Suite 200

Clearwater, FL 33760

https://www.originclear.com/

UP TO 15,000,000 SHARES OF COMMON STOCK

MINIMUM INDIVIDUAL INVESTMENT: 200 Shares ($ 1,000)

SEE “SECURITIES BEING OFFERED” AT PAGE 38

Common Stock	Price to Public	Underwriting Discount and Commissions *	Proceeds to Issuer Before Expenses
Price Per Share	$5.00	$0.1375	$4.8625
Total Maximum	$75,000,000	$2,062,500	$72,937,500

* The Company has engaged Castle Placement, LLC (“Castle”) to act as a placement agent of this offering as set forth in “Plan of Distribution”. The Company will pay a cash commission of 2.75% to Castle on sales of the Common Stock. In addition, Castle Placement is entitled to receive a consulting and advisory fee in the amount of $20,000.  See “Plan of Distribution” on page 41 for details of compensation payable in connection with the offering.

The Company expects that the amount of expenses of the offering (not including marketing to investors and commissions or state filing fees) that it will pay will be approximately $100,000.

The Company has engaged Wilmington Trust as an escrow agent (the “Escrow Agent”) to hold funds tendered by investors, and may hold a series of closings on a rolling basis at which we receive the funds from the escrow agent and issue the shares to investors. The offering will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company in its sole discretion. After each closing, funds tendered by investors will be available to the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 9.

Sales of these securities will commence on approximately January 31, 2023.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

In this Offering Circular, the term Water On Demand,” “we,” “us,” “our,” or “the Company” refers to Water On Demand, Inc.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT, “ASSUME” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

SUMMARY

Water On Demand, Inc. (“we”, “us”, “our”, the “Company” or “WODI”) was incorporated on April 22, 2022 under the laws of the State of Nevada. It is a wholly-owned subsidiary of OriginClear, Inc. (“OCLN”). We have been engaged in business operations since April, 2022. Our principal offices are co-located with OCLN at 13575 58th Street North, Suite 200, Clearwater, FL 33760. Our main telephone number is (727) 440-4603. Our website address is www.waterondemand.net.

On behalf of the Company, OCLN is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”.  The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”.

WODI is designed to select projects, fully qualify them, provide financing for Design-Build-Own-Operate service contracts, and thereafter manage assets, contracts, clients, investors, strategic partners and vendors.

To enable rapid scaling, WODI does not itself intend to build, maintain or service the water treatment systems it finances, but instead contract with regional water service companies to carry out these functions. On April 6, 2022, an agreement in principle was reached to work with the first of these intended contractors, Envirogen Technologies (www.envirogen.com), a 30-year international provider of environmental technology and process solutions (www.originclear.com/company-news/originclear-and-envirogen-to-partner-on-water-on-demand).

At the time of this filing, WODI had no staff or independent resources. Under a prospective management services contract, OCLN is providing all staffing and administrative resources, as well as access to the funds it has raised for WOD investments.

The Decentralization Megatrend

An updated report of October 2018, “Public Spending on Transportation and Water Infrastructure, 1956 to 2017” (www.cbo.gov/system/files?file=2018-10/54539-Infrastructure.pdf), stated that The Federal Government’s and State and Local Governments’ Spending on Water Utilities, including water supply and wastewater treatment facilities, was $4 billion in 2016 – a drop of about $13 billion since 1976!

Federal spending on water and wastewater utility infrastructure decreased in the 1980s and after 2000
Reported in billions of 2014 dollars
$16.8
$4.4
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
1956
1966
1976
1986
1996
2006
2014
Source: Congressional Budget Office (March 2015), Public Spending on Transportation and Water Infrastructure, 1956 to 2014.

Figure 1: Federal Spending Continues to Decrease While Needs Grow.

As municipalities continue to be underfunded (Figure 1) with rising water rates (Figure 2), businesses are increasingly choosing to treat and purify their own water, in a trend known as Decentralized Water, first described in the Lux Research presentation of June 28, 2016. (https://members.luxresearchinc.com/research/report/20060).

Getting hosed
What Americans pay for water and sewer service has increased much faster than inflation or the price of food.
Water/sewer rates
All items (average)
Food prices
60%
50%
40%
30%
20%
10%
0%
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
Source: Bureau of Labor Statistics—Consumer Price Index

Figure 2: Even before 2020, water and sewer rates were rising fast.
www.cbsnews.com/news/water-bills-rising-cost-of-water-creating-big-utility-bills-for-americans/

According to the Lux Research data, the unmet infrastructure needs of America’s 150,000+ water systems will exceed $100 billion per year by 2025. And the recent Infrastructure Investment and Jobs Act only provided one-time funding of $55 billion, which is less than one year’s deficit.

It is this underfunding that is creating the water quality problems we are seeing in places like Flint, Michigan and Jackson, Mississippi.

It is not realistic to expect this underfunding of central water to be resolved anytime soon. The alternative is to simply reduce the load on these central systems. Since industry and agriculture together account for 89% of all water demand in the United States (https://ourworldindata.org/water-use-stress), we can enable commercial users to purify their own wastewater, thereby enabling water districts to focus on serving residential users – achieving a major social justice victory by simply unburdening the central facilities.

Self-treatment is a win-win, too – because businesses can do better by treating their own water; for instance, implementing recycling of the water they pay for, and controlling their own costs.

But to make such a decentralization program work, capital is needed. Most businesses simply do not have it in their capital plan to treat their own water. Now, with Water On Demand, they can forget about investing in capital and expertise: they can simply continue to pay on the meter as they always have, but to a micro-utility that sits on their own premises.

Reducing Risk through Outsourcing

Inflation of water rates greatly exceeds core inflation, creating a risk for managers of businesses served by municipalities. We believe this creates an incentive for self-treatment; but these businesses may lack the capital for large water plant expenditures, and the in-house expertise to manage them. Outsourcing through Water on Demand means that these companies do not have to worry about financing or managing the project.

As an example, in information technology sector, few companies operate their own server in-house powering their website. Rather, such servers are typically managed by professionals through a service level agreement. We believe this same concept can be applied towards water treatment, using outsourced water treatment solutions whereby the vendor retains ownership of the equipment. This concept is expanded to “Own and Operate”, an extension of the basic “Design and Build”, for a full offering known as “Design Build Own and Operate” or “DBOO”, which is very similar to the solar energy programs known as Power Purchase Agreements (PPAs).

Under such a plan, a business can outsource its wastewater treatment and avoid significant capital expenses and management responsibilities which can be a distraction from their core business.

We believe this is financially and operationally attractive to industrial, agricultural and commercial water users and can potentially drive additional revenue streams for WODI by providing water treatment as a service.

Technology specifically developed for decentralization.

In 2018, OriginClear launched its Modular Water Systems (MWS) division (www.modularwater.com), headed by Daniel M. Early, P.E., a pioneer of on-site or decentralized water treatment in this country. Supported by its proprietary technology, this division already serves businesses doing their own water treatment. These modular systems can be easily put to work for pre-funded, pay-per-gallon applications, potentially creating a barrier to entry for other companies wanting to do the same.

Also, the portable nature of some of these prefabricated, drop-in-place Modular Water Systems may provide a competitive benefit for a pure service model where the equipment remains the property of the Company, because their mobility enables some degree of repossession in the event the client fails to pay their monthly bill. We believe this is a key competitive advantage.

Finally, we could license MWS technology to Water On Demand operating partners under contract to design, build and operate systems, thus achieving both acceptance of such technology and a standardized “fleet” of installed systems.

Implementation of Water On Demand

OCLN has raised over $1 million in capital through its current offering to accredited investors which is earmarked for the Water on Demand program. (www.originclear.com/company-news/originclear-sets-aside-first-1-million-for-water-capital-programs).

As of October 31, 2022, OCLN held $ 1,214,511 in earmarked capital available for financing WOD projects, under an agreement in principle with OCLN.

The purpose of this Offering is to create an independent funding base for WODI and to enable the Company to provide its own financing for Design-Build-Own-Operate lifecycle projects internally without requiring support by OCLN. (However, OCLN will continue to provide shared administrative services such as HR, IT and Finance). In addition, WODI intends to acquire controlling interests in regional or local water service companies to provide integrated Design-Build-Own-Operate services. Without such acquisitions, WODI would be forced to contract with these companies for the installation and maintenance of the Design-Build-Own-Operate projects.

OCLN is now actively evaluating potential clients for a test of water treatment and purification services on a pay-per-gallon basis, but a first agreement has not been reached. Also, the Company, as represented by OCLN, is in early stage talks with partners to deliver Design-Build-Own-Operate services, with the Company providing financing and contract management services. In the event such talks do not succeed, the Company, represented under contract by OCLN, would need to implement its own resources for such Design-Build-Own-Operate services.

The Offering

Securities offered	Maximum of 15,000,000 shares of Common Stock at $5.00 per share(1).

Class A Common Stock outstanding before the Offering (2)	5,000,000 shares

Series A Preferred Stock outstanding before the Offering (3)	1,316.55 shares

Series C Preferred Stock outstanding before the Offering	1,000,000 shares

Use of proceeds

The net proceeds will be used to fund Water On Demand customer projects, associated supply chain costs and acquisitions. Growth capital for Water On Demand and its corporate parent, OriginClear will be used for: team-building, infrastructure build-out, network management, operational monitoring and billing systems, sales and marketing, and general working capital.  The details of our plans are set forth in “Use of Proceeds.”

(1)Estimated pre-offering valuation of $25,000,000 based on 2023 anticipated revenue.  The Company may amend or withdraw this Offering in the future to reprice the shares of Common Stock at any time as it deems necessary or appropriate.

(2)Non-diluted.  Does not include the rights to receive up to common shares held by certain executives and others.

(3)Rights held by holders of Series Y preferred security in OCLN

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	We are an early stage company and have not yet generated any profits or significant revenues.
•

We may not be able to continue to operate the business if we are not successful in securing significant additional fundraising in a short timeframe and, as a result, we may not be able to continue as a going concern.

•	The Company relies on rolling closes of equity infusions for its financings which may pose a risk to having sufficient capital on hand at any point in time.
•	The Company has a limited operating history by which performance can be gauged.
•	The Company is subject to potential fluctuations in operating results.
•	The Company’s future operating results are difficult to predict and may be affected by a number of factors, many of which are outside of the Company’s control.
•	Unanticipated obstacles may hinder the execution of the Company’s business plan.
•	We have limited market acceptance of our services.
•	We cannot assure you that we will effectively manage our growth.
•	Our costs may grow more quickly than our revenues, harming our business and profitability.
•

We expect to raise additional capital through equity and/or debt offerings and to provide our employees with equity incentives. Therefore, your ownership interest in the Company is likely to continue to be diluted and subordinated.

•	The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

•	If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished and our business may be adversely affected.
•	Our financial results will fluctuate in the future, which makes them difficult to predict.
•	We may face additional competition.
•

In connection with the audit of our financial statements for the period from inception to August 31, 2022, our independent auditor identified material weaknesses in our internal control over financial reporting related to certain corporate finance and accounting oversight, which were primarily the result of the lack of sufficient and competent accounting and finance resources. Our failure to implement and maintain effective internal control over financial reporting may in the future result in material misstatements in our financial statements, which has and could in the future require us to restate financial statements, cause investors to lose confidence in our reported financial information and could have an adverse effect on our ability to fundraise.

•	We realized a gross and net loss for each period since our inception to date, and there can be no assurances that the Company will become profitable in the future.
•	The Company is controlled by its OriginClear, Inc. (OCLN), which also provides all funding, sales and administrative resources.
•	Our results of operations may be negatively impacted by the coronavirus outbreak.
•	Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business, including the novel COVID-19 outbreak.
•	The offering price for the Shares has been determined by the Company rather than any of the investors.
•	An investment in the Shares is not a diversified investment.
•

Subsequent offerings or potential recapitalizations of the Company’s capital stock below the offering price or on terms better than the Shares may adversely affect the market price of the Company’s capital stock and may make it difficult for the Company to continue to sell Shares or other equity or debt securities.

•	The Company may apply the proceeds of this offering to uses for which you may disagree.
•

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

•	There is no current market for any of our shares of stock.

RISK FACTORS

The Commission requires the Company to identify risks that are specific to its business and its financial condition. The Company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Selected Risks Related to the Business

We are an early stage company and have not yet generated any profits or significant revenues.

The Company was formed in April 22, 2022 and are currently developing Water On Demand, a new business model to respond to identified market demand. Since we have not been profitable, there are substantial risks, uncertainties, expenses and difficulties that we are subject to. To address these risks and uncertainties, we must do among the following:

●Successfully execute our business strategy;

●Respond to competitive developments; and

●Attract, integrate, retain and motivate qualified personnel.

There can be no assurance we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We may not be able to continue to operate the business if we are not successful in securing additional fundraising in a short timeframe and, as a result, we may not be able to continue as a going concern.

As the Company has no current administrative resources, or capital of its own to support WOD investments, we are dependent on OCLN. As of October 31, 2022, OCLN had cash on hand of approximately $ 1.21 million earmarked for use in WOD financing activities. OCLN has disclosed that without additional fundraising, typically and historically conducted on a rolling close basis, OCLN will not be solvent after December 2022.  It is therefore the purpose of this Reg A offering to make the Company independent of OCLN’s funding.

As a result of our recurring losses from operations, negative cash flows from operating activities and the need to raise additional capital, our independent auditor included an emphasis of matter paragraph expressing substantial doubt about the Company’s ability to continue as a going concern in its report on our audited financial statements for the period from April 22, 2022 (commencement) to period ended August 31, 2022. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. There can be no assurance that the Company will be successful in raising funds in this offering, or acquiring additional funding at levels sufficient to fund its future operations beyond the current cash runway. If the Company is unable to raise additional capital in sufficient amounts or on terms acceptable to it, the Company may have to significantly reduce its operations or delay, scale back or discontinue the development of one or more of its platforms, seek alternative financing arrangements, declare bankruptcy or terminate its operations entirely.

The Company relies on rolling closes of equity infusions for its financings which may pose a risk to having sufficient capital on hand at any point in time.

The Company relies on rolling closes of equity financings to maintain adequate working capital. If we are unable to raise enough money in this offering and in subsequent closes of equity financings, we will have insufficient working capital to pay the costs needed for us to continue operations.

The Company has a history of losses and expects to experience future losses. In order to continue operations despite these losses, the Company has financed itself through equity offerings.

While WODI has no internal expenses, the activities carried out on its behalf by OCLN have incurred net losses since our inception, and we expect to continue to incur net losses in the future. To date, OCLN has funded our operations from its sale of equity securities in OCLN and WODI. As funding proceeds from this Reg A, we expect to increase operating expenses as we implement our business strategy, which include development, sales and marketing, and general and administrative expenses and acquisitions of service companies and other resources to enable our delivery of our activities, as a result, we expect to incur additional losses and continued negative cash flow from operations for the foreseeable future. We will need to generate significant revenues to achieve profitability. There can be no assurance that we will ever generate sufficient revenues to achieve profitability. If we do achieve profitability in some future period, we cannot assure you that we can sustain profitability on a quarterly or annual basis in the future. In addition, we may not achieve profitability before we have expended the proceeds to be raised in this offering. If our revenues grow more slowly than we anticipate or if our operating expenses exceed our expectations or cannot be adjusted accordingly, our business, operating results and financial condition will be materially and adversely affected.

The Company has a limited operating history by which performance can be gauged.

The Company is a startup, beginning with no operations, staff or funds of its own. Any evaluation of our business and our prospects must be considered in light of our lack of operating history and the risks and uncertainties encountered by companies in our stage of development. Further, our industry is characterized by rapid technological change, changing customer needs, evolving industry standards and frequent introduction of new products and services. We have encountered and will continue to encounter risks and difficulties frequently experienced by growing companies in rapidly changing industries. If we do not address these risks successfully, our operating results will be harmed.

We will need significant additional capital, which we may be unable to obtain.

Revenues generated from our operations are not presently sufficient to sustain our operations. Therefore, we will need to raise additional capital to continue our operations. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We may be required to pursue sources of additional capital through various means, including debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets and our history of losses, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

The Company is subject to potential fluctuations in operating results.

Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, our sales are difficult to predict and may vary substantially from quarter to quarter, which may cause our operating results to fluctuate significantly. OCLN spends a substantial amount of time, effort and money on our behalf in our sales efforts without any assurance that our efforts will produce any revenue and the timing of our revenue is difficult to predict. Our sales efforts involve educating our customers about the use and benefit of our new products, including their technical capabilities and potential cost savings to the customers. Customers typically undertake a significant evaluation process that has in the past resulted in a lengthy sales cycle. If sales expected from a specific customer for a particular quarter are not realized in that quarter or at all, our business, operating results and financial condition could be materially and adversely affected.

The Company’s future operating results are difficult to predict and may be affected by a number of factors, many of which are outside of the Company’s control.

The market for Water on Demand Design-Build-Own-Operate is relatively new and unproven and is subject to a number of risks and uncertainties. The industry is new and our ability to gain market share depends upon our ability to satisfy customer demands, enhance existing products and services and develop and introduce new products and services. Our ability to gain market share also depends on a number of factors beyond our control, including the perceived value associated with our products and services, the public’s perception of the use of robots to perform tasks traditionally reserved for humans, and our customers’ acceptance that security services can be performed more efficiently and cost-effectively through the use of our products and ancillary services. If any of these factors turns against us, our future operating results could be materially and adversely affected.

Unanticipated obstacles may hinder the execution of the Company’s business plan.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated obstacles may occur subsequent to the date of this offering, including:

•	Our failure to maintain and grow the client base;

•	Our clients may suffer downturns, financial instability or be subject to mergers or acquisitions;

•	Adverse litigation judgments, settlements, or other litigation-related costs; and

•	Adverse changes in business or macroeconomic conditions including regulatory changes.

The occurrence of any of these unanticipated obstacles will hinder the execution of our business plan and adversely affect our operating results.

We may not be able to commercialize our products which would result in continued losses and may require us to curtail or cease operations.

We are currently developing our new business model, Water On Demand. We are unable to project when we will achieve profitability, if at all. We cannot assure that our executive resources will be able to develop our systems fast enough to meet market requirements. We can also not assure that our systems will gain market acceptance and that we will be able to successfully commercialize the business model. The failure to successfully develop and commercialize the business model would result in continued losses and may require us to curtail or cease operations.

Our long-term success depends on developing a novel outsourcing model, and we face the risks inherent in a performance-based business model.

We are developing a new business in the Design-Build-Own-Operate sector, known as Water On Demand. We plan to generate revenue through the financing and management of these systems, and our long-term success depends on the performance and oversight of these systems. We expect that the amount of payments we may receive will be based upon the performance of our operating partners, and so we will be dependent on the successful operations of these partners for a significant portion of our revenues. We face risks inherent in such a delegated business model, many of which are outside of our control, including those arising from our reliance on the management and operating capabilities of our operating partners and the cyclicality of supply and demand for end-products produced using this business model. Should our managed contracts fail to achieve sufficient profitability in their operations, our payments would be diminished and our results of operations, cash flows and financial condition could be adversely affected, and any such effects could be material.

We cannot assure you that we will effectively manage our growth.

The growth and expansion of our business and products create significant challenges for our management, operational, and financial resources, including managing multiple relationships and interactions with users, distributors, vendors, and other third parties. As the Company continues to grow, our information technology systems, internal management processes, internal controls and procedures and production processes may not be adequate to support our operations. To ensure success, we must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we continue to grow, and implement more complex organizational and management structures, we may find it increasingly difficult to maintain the benefits of our corporate culture, including our current team’s efficiency and expertise, which could negatively affect our business performance.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

Water On Demand currently depends on the continued services and performance of key members of the OCLN management team, in particular, its chairman and CEO, T. Riggs Eckelberry, its COO Tom Marchesello, and its EVP Kenneth A. Berenger. If we cannot call upon them or other key management personnel for any reason, our operations and development could be harmed. The Company has not yet developed a succession plan. Furthermore, as the Company grows, it will be required to invest in qualified professionals such as accounting, legal, finance, production, service and engineering experts, some of which could be provided under a continuing management services contract by OCLN. However, such a management services contract may not materialize or be successful, in which case the Company will need to invest in all the above resources itself. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

Our financial results will fluctuate in the future, which makes them difficult to predict.

Water On Demand has no independent operating history, which makes it difficult to forecast future results. The management and funding provided by OCLN may not be successful. As a result, you should not rely upon OCLN’s or the Company’s past financial results as indicators of future performance. You should take into account the risks and uncertainties frequently encountered by rapidly growing companies in evolving markets. Our financial results in any given quarter can be influenced by numerous factors, many of which we are unable to predict or are outside of our control, including:

•	Water On Demand Inc.’s ability to maintain and grow its client base;

•

Ongoing management services and expected funding by OCLN, if any, may not be adequate to the Company’s needs, and the Company may not be able to raise sufficient funds to successfully achieve internal management and funding capabilities.

•	Our clients may suffer downturns, financial instability or be subject to mergers or acquisitions;

•	The development and introduction of new products by Water On Demand or its competitors;

•	Increases in marketing, sales, service and other operating expenses that we may incur to grow and expand our operations and to remain competitive;

•	Water On Demand’s ability to achieve gross margins and operating margins;

•	Adverse litigation judgments, settlements, or other litigation-related costs; and

•	Changes in business or macroeconomic conditions including regulatory changes.

We may face additional competition.

There may be other companies that are providing similar products and services in the United States and abroad that may potentially compete with our products and services. These or new competitors may have more resources than us or may be better capitalized, which may give them a significant advantage, for example, in offering better pricing than the Company, surviving an economic downturn or in reaching profitability. There can be no assurances that we will be able to compete successfully against existing or emerging competitors.

We realized a gross and net loss for each period since our inception to date, and there can be no assurances that the Company will become profitable in the future.

We have incurred a gross loss and net loss since our inception, and while we are taking steps to achieve a gross profit and profitability, we expect that we will continue to report gross losses and net losses for the foreseeable future. We are evaluating and taking a number of near-term actions to achieve a gross profit and work towards profitability, and expect that as the Company matures, we will obtain expertise, economies of scale and efficiency that should increase revenue and reduce costs over the medium to long-term. However, there can be no assurances that these actions will prove to be effective. If we fail to increase our revenue and/or manage our expenses, we may not achieve or sustain profitability in the future.

The Company is controlled by OriginClear, Inc. and its officers.

The Company is owned by OriginClear, Inc., a Nevada corporation (“OriginClear”) and is controlled by its officers and directors.  OriginClear currently owns 100% of the Company’s voting securities, respectively, and at the conclusion of this offering will continue to hold a significant portion of the Company’s voting rights. Current stockholders of Series A Preferred Stock and Series C Preferred Stock, are entitled to vote on an as converted basis at a regular meeting of stockholders, subject to the provisions of the Nevada Revised Statutes and the relevant provisions of the Company’s certificate of incorporation. Current stockholders of Class A Common Stock or holders of stock convertible into Class A Common Stock of the Company are entitled to one vote for each such share held at a regular meeting of stockholders. Therefore, investors in this offering will not have the ability to control the board of directors and will not have significant ability to control any specific vote of stockholders.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business, including the novel COVID-19 outbreak.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Shares and our Investors or prospective Investors financial condition, resulting in reduced demand for the Shares generally. Further, such risks could cause a limited attendance at membership experience events that we might sponsor or in which we might participate, or result in persons avoiding holding or appearing at in-person events. “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work.

Risks related to the Offering

The Company is dependent on the proceeds of this offering and we may need to seek additional funds if the full offering amount is not raised.

We are dependent on the proceeds of this offering to maintain our operations and support our business growth. As the Company has no current administrative resources, or capital of its own to support WOD investments, we are dependent on OCLN. As of September 30, 2022, OCLN had cash on hand of approximately $ 1.27 million which is earmarked for use by the Company for WOD financing activities.

OCLN has agreed to provide working capital to the Company, however, the Company has projected operating losses and negative cash flows of approximately $20,000 per month for the next several months. Without additional fundraising, typically and historically conducted on a rolling close basis, the Company will not be solvent after

December 2022.  If the maximum offering amount is not raised, we may require additional funds to maintain our operations and respond to business challenges and opportunities, including the need to develop new products or enhance our existing products, enhance our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in subsequent equity financings to secure additional funds. If we raise additional funds through further issuances of equity, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our existing capital stock. This could require us to modify our business plan, for example, by delaying the expansion of our business. If we are unable to obtain adequate financing or financing on terms satisfactory to us, the Company may have to significantly reduce its operations or delay, scale back or discontinue the development of one or more of its platforms, seek alternative financing arrangements, declare bankruptcy or terminate its operations entirely.

The offering price for the Shares has been determined by the Company rather than any of the investors.

The offering price of the Shares was determined by the Company. The price of the Shares and the terms of the Shares do not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets. Rather, the price of the Shares was derived based upon various factors including prevailing market conditions, our future prospects and our capital structure. This price does not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

An investment in the Shares is not a diversified investment.

The Shares do not provide a diversified investment portfolio to investors. Investors will not have exposure to any other classes of securities or to any other asset classes through their investments in the Shares.

Investors may not realize a return on their investment and could lose their entire investment.

Investing in the Shares is highly speculative and involves a high degree of risk. There can be no assurance that investors will realize any return on their investment. Investors should not invest in the Shares unless they are prepared to lose all or part of their investment.

Subsequent offerings or potential recapitalizations of the Company’s capital stock below the offering price or on terms better than the Shares may adversely affect the market price of the Company’s capital stock and may make it difficult for the Company to continue to sell Shares or other equity or debt securities.

If the Company makes one or more subsequent offerings or recapitalizations of its capital stock at a price below the offering price or on terms otherwise better than those awarded to the Shares, it could potentially create a benchmark price below the offering price and could proportionately reduce the relative attractiveness of the Shares to investors, or could otherwise adversely impact the ability of the Company to sell the Shares or other equity securities. This may in turn impact on the rights of the securities and could adversely affect the market price of the Company’s capital stock, and may make it difficult for the Company to continue to sell Shares or other equity securities.

The Company may apply the proceeds of this offering to uses for which you may disagree.

We will have broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways in which you may not agree. We currently intend to use the proceeds of this offering to providing financing capital for our Water on Demand business and for other working capital and general corporate purposes. While we expect to use the proceeds of this offering as described in this memorandum, we may use our remaining cash for other purposes. There can be no assurance that any investment of the proceeds will yield a favorable return, or any return at all.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Nevada, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us.   Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Nevada, which governs the agreements, by a federal or state court in the State of Nevada. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the company under any of the agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the relevant jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

There is no current market for any of our shares of stock.

There is no formal marketplace for the resale of the Common Stock, and the Company currently has no plans to list any of its shares on any over-the-counter, or similar, exchange unless and until it can satisfy exchange listing requirements. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral.

DILUTION

Dilution means a reduction in value, control, or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table presents the Company’s capitalization as of the date of this Offering Circular and compares the price that new investors are paying for their shares with the effective cash price paid by existing stockholders (which includes officers, directors, promoters or affiliated persons of the Company), assuming full conversion of preferred stock and full vesting and exercise of outstanding stock options, and based on the assumption that the price per share in this offering is $10.00. This method gives investors a better picture of what they will pay for their investment compared to the Company’s insiders. In the past year, none of the Company’s officers, directors, promoters or affiliated persons have acquired any shares of Common or Preferred Stock of the Company.

INCLUDING ALL ISSUED (NON-FORFEITED) OPTIONS AND SHARES:

	Dates Issued	Issued Shares	Potential Common Shares	Total Issued and Potential Common Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Common Stock	August 19, 2022	5,000,000(1)	8,800,000(2)	13,800,000	0.0001
Series A Preferred Stock	October 18, 2022	1,316.55(3)	65,827.5	67,144.05	5.00
Series C Preferred Stock	October 18, 2022	1,000,000(5)	0	1,000,000	0.00

Investors in this offering, assuming $75 million raised
		0	15,000,000(4)	15,000,000	5.00
Total after inclusion of this offering			23,865,827.50	28,865,827.50

(1)	Common shares issued in connection exchange for the contribution of cash and services.
(2)	Includes up to 8,800,000 shares granted to certain executives under Restricted Share Grant Agreements.
(3)	Potential shares issued to holders of Series Y Preferred Stock in OriginClear, Inc.
(4)	Includes up to 15,000,000 Shares offered pursuant to this Offering.
(5)	Shares issued to T. Riggs Eckelberry, Chief Executive Officer.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the Company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the Company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

If you are making an investment expecting to own a certain percentage of the Company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

USE OF PROCEEDS

The net proceeds of a fully subscribed $75,000,000 offering, after estimated total offering expenses and commissions of $10,617,500 will be approximately $ 64,382,500. Water On Demand plans to use these proceeds as follows:

Water on Demand Financings and Acquisitions	$55,447,500	74%
Offering Expenses & Commissions (1)	$10,617,500	14%
General corporate SG&A and business purposes (2)	$8,935,000	12%
TOTAL	$75,000,000	100%

(1)Offering expenses and commissions include placement agent fees, offering marketing expenses, audit fees, legal fees, escrow agent fees, transactional costs and investor relations expenses.

(2)General corporate SG&A and business purposes include – professional services fees, fees to OCLN for supporting administrative functions, IT infrastructure, hiring of personnel, sales and marketing expenses and general working capital.

Because the offering is a “best efforts” offering without a required minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above. There is no arrangement to return funds to subscribers if all of the securities offered are not sold.

The Company reserves the right to change the above use of proceeds without notice if management believes it is in the best interests of the Company.

THE COMPANY’S BUSINESS

With the support of its parent, OriginClear, Inc. (“OCLN”), Water on Demand, Inc. (the “Company”) is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”.  The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”.

The Company intends to work with regional water service companies to build and operate the water treatment systems it finances.  On March 23, 2022, the Company announced that it was evaluating the first pilot opportunity, a 50,000 gallon per day wastewater treatment project.

Delegating the building and operating of WOD-financed systems to regional water companies under performance contract, with the aim of developing a network of such partners, is expected to enable rapid scale-up of the WOD program, and the partner network would create a high barrier to entry for competitors.

Reducing Risk through Outsourcing

Inflation of water rates greatly exceeds core inflation, creating a risk for managers of businesses served by municipalities. We believe this creates an incentive for self-treatment; but these businesses may lack the capital for large water plant expenditures, and the in-house expertise to manage them. Outsourcing through Water on Demand means that these companies do not have to worry about financing or managing the project.

As an example, in information technology sector, a limited number of companies operate their own server in-house powering their website. Rather, such servers are typically managed by professionals through a service level agreement. We believe this same concept can be applied towards water treatment, using outsourced water treatment solutions whereby the vendor retains ownership of the equipment. This concept is expanded to “Own and Operate”, an extension of the basic “Design and Build”, for a full offering known as “Design Build Own and Operate” or “DBOO”, which is very similar to the solar energy programs known as Power Purchase Agreements (PPAs).

Under such a plan, a business can outsource its wastewater treatment and avoid significant capital expenses and management responsibilities which can be a distraction from their core business.

We believe this is financially and operationally attractive to industrial, agricultural and commercial water users and can potentially drive additional revenue streams for OriginClear by providing water treatment as a service.

The Decentralization Megatrend

An updated report of October 2018, “Public Spending on Transportation and Water Infrastructure, 1956 to 2017” (https://www.cbo.gov/system/files?file=2018-10/54539-Infrastructure.pdf), stated that The Federal Government’s and State and Local Governments’ Spending on Water Utilities, including water supply and wastewater treatment facilities, was $4 billion in 2016.

As municipalities continue to be underfunded (Figure 1) with rising water rates (Figure 2), businesses are increasingly choosing to treat and purify their own water, in a trend known as Decentralized Water, first described in the Lux Research presentation of June 28, 2016. (https://members.luxresearchinc.com/research/report/20060).

Small, modular systems as sold by our Modular Water Systems division meet the needs of this new segment.

We believe that our ability to deliver modular systems gives us a competitive advantage over larger water companies when it comes to Design Build Own and Operate for smaller systems.

Also, the portable nature of these prefabricated, drop-in-place Modular Water Systems may provide a competitive benefit for a pure service model where the equipment remains the property of the Company, because their mobility enables some degree of repossession in the event the client fails to pay their monthly bill. We believe this is a key competitive advantage.

Finally, we could license MWS technology to Water On Demand operating partners under contract to design, build and operate systems, thus achieving both acceptance of such technology and a standardized “fleet” of installed systems.

Implementation of Water On Demand

The Company requires funding in order to execute on its Water on Demand initiative. As of September 30, 2022, OCLN had received over $1,000,000 through the sale of its Series Y Preferred Stock  which is designated to finance Water on Demand projects.

The purpose of this Offering is to create an independent funding base for WODI and to enable the Company to provide financing for Design Build Own and Operate lifecycle projects internally without requiring support by OCLN. (However, OCLN will continue to provide shared administrative services such as HR, IT and Finance.)

OCLN is now actively evaluating potential clients for a test of water treatment and purification services on a pay-per-gallon basis, but a first agreement has not been reached. Also, OCLN and the Company are in early stage talks with partners to deliver Design Build Own and Operate services, with the Company providing financing and contract management services. In the event such talks do not succeed, OCLN or the Company would need to implement its own resources for such Design Build Own and Operate services.

Market Opportunity

On a global basis, only twenty percent (20%) of all sewage and thirty percent (30%) of all industrial waste are ever treated. Water leakage results in the loss of thirty-five percent (35%) of all clean water across the planet. Cutting that number in half would provide clean water for 100 million people. This is a situation of great danger, but also great potential.

We believe businesses can no longer rely on giant, centralized water utilities to meet the challenge. That is why more and more business users are doing their own water treatment and recycling. Whether by choice or necessity, those businesses that invest in onsite water systems gain a tangible asset on their business and real estate and can enjoy better water quality at a lower cost, especially if treated water is recycled.

We believe self-reliant businesses are quietly building “decentralized water wealth” for themselves while also helping their communities. Environmental, social and governance (ESG) investing guidelines, which drive about a quarter of all professionally managed assets around the world, specifically include the key factor of how well corporations manage water.

As civil infrastructure ages and fails and as the costs for new and replacement infrastructure increase year over year, we believe engineers and end-users will search for new ways and methods of deploying water and wastewater systems that are less expensive to deliver and much less expensive to own and operate with the mission intent of substantially increasing the replacement intervals currently experienced by conventional materials of construction and conventional product delivery models.

Competition

At the moment, we are not aware of any direct competitors in the pay as you go water treatment services that have viable commercial products, at the same scale as Water On Demand with actual paying customers.

Employees

As of January 25, 2023, we had no full-time employees working for the Company.  The Company has an arrangement with OriginClear, Inc. whereby OriginClear provides operational and administrative services for the Company.

Intellectual Property

The Company holds no patents related to its Water on Demand services.  The Company has applied for a registered trademark for the mark “Water On Demand” in the U.S. The Company relies and expects to continue to rely on a combination of confidentiality agreements with its employees, consultants, and third parties with whom it has relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect its proprietary rights.

Litigation

The Company is not involved in any litigation, and its management is not aware of any pending or threatened legal actions relating to its intellectual property, conduct of business activities or otherwise. From time to time, we may be involved in pending or threatened claims relating to contract disputes, employment, intellectual property and other matters that arise in the normal course of our business, which we do not deem to be material to the business.

The Company’s Property

The Company is co-located with OCLN at its headquarters located at 13575 58th Street North, Suite 200, Clearwater, FL 33760-3739 for a cost of $0 per month.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and the related notes included elsewhere in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ significantly from those discussed in the forward-looking statements. Unless otherwise indicated, the latest results discussed below are as of August 31, 2022.

Critical Accounting Policies

The Securities and Exchange Commission (“SEC”) defines “critical accounting policies” as those that require application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.  The Company has a fiscal year end of December 31st.

Revenue Recognition

Revenue will be received in the form of interest and fees in connection with financing projects.  Revenue is recognized at the time of receipt.

Revenues and related costs on construction contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined. Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s goodwill, impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, inventory valuation, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Fair Value of Financial Instruments

Fair value of financial instruments requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of August 31, 2022, the amounts reported for cash, prepaid expenses, accounts payable and accrued expenses approximate the fair value because of their short maturities.

Results of Operations for the period from April 22, 2022 (Date of Organization) through August 31, 2022.

April 22, 2022 (commencement) through August 31, 2022
Revenue	$-
Cost of Goods Sold	-
Operating Expenses, Depreciation and Amortization	19,000

Loss from Operations before Other Income (Expense)	(19,000)

Other Income (Expense)	-

Net Income (Loss)	$(19,000)

Operating Expenses

General Administrative Expenses

General administrative (“G&A”) expenses for the period from April 22, 2022 (commencement) through August 31, 2022, were $19,000.

Other Income and Expenses

There was no other income and expenses for the period from April 22, 2022 (commencement) through August 31, 2022.

Net Income (Loss)

The net loss for the period from April 22, 2022 (commencement) through August 31, 2022 was $19,000.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

The financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if we are unable to continue as a going concern. During the period from April 22, 2022 (commencement) through August 31, 2022, total cash used in operations was $0.  As of August 31, 2022, we had working capital of $6,000 and an accumulated deficit of $19,000. These factors, among others raise substantial doubt about our ability to continue as a going concern. Our independent auditors, in their report on our audited financial statements for the period from April 22, 2022 (commencement) through August 31, 2022 expressed substantial doubt about our ability to continue as a going concern. The ability of us to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. We have obtained funds from investors in the period from April 22, 2022 (commencement) through August 31, 2022, and we are pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern in the medium to long term. Management believes this funding will continue from our current investors and new investors. There can be no assurance that such funding will be available to the Company in the amount required at any time or, if available, that it can be obtained on terms satisfactory to the Company. Management believes the existing shareholders, the prospective new investors and current and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations.

Cash Flow

The table below, for the periods indicated, provides selected cash flow information:

April 22, 2022 (commencement) through August 31, 2022
Net cash used in operating activities	$-
Net cash used in investing activities	-
Net cash provided by financing activities	25,000
Net increase in cash and cash equivalents	$25,000

At August 31, 2022, we had cash of $25,000.

During the period from April 22, 2022 (commencement) through August 31, 2022, we raised an aggregate of $25,000 in offerings of capital stock. Our ability to continue as a going concern is dependent upon raising capital from financing transactions and future revenue, however, there cannot be any assurance that we will be able to raise additional capital from financings.

Net cash used in operating activities was $0 for the period from April 22, 2022 (commencement) through August 31, 2022.

Net cash flows (used in) investing activities for the period from April 22, 2022 (commencement) through August 31, 2022 were $0.

Net cash flows provided by financing activities was $25,000 for the period from April 22, 2022 (commencement) through August 31, 2022.

We do not have any material commitments for capital expenditures during the next twelve months. Although our proceeds from the issuance of convertible debt together with revenue from operations are currently sufficient to fund our operating expenses in the near future, we will need to raise additional funds in the future so that we can expand our operations. Therefore, our future operations are dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we may have to curtail our marketing and development plans and possibly cease our operations.

We have estimated our current average burn and believe that we have assets to ensure that we can function without liquidation for a limited time, due to our cash on hand, growing revenue, and our ability to raise money from our investor base. Based on the aforesaid, we believe we have the ability to continue our operations for the immediate future and will be able to realize assets and discharge liabilities in the normal course of operations. However, there cannot be any assurance that any of the aforementioned assumptions will come to fruition and as such we may only be able to function for a short time.

Recent Trends

Known trends, demands, commitments, events, or uncertainties that are reasonably likely to cause reported financial information not to be necessarily indicative of future operating results is set forth throughout this Report.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, and results of operations, liquidity or capital expenditures.

Recent Accounting Pronouncements

See Note 2 in the audited financial statements for details under the caption Recent Accounting Pronouncements for a discussion of new accounting pronouncements.

Trend Information

Our primary goal remains meeting client demands for additional orders of our technology and ensuring consistent performance in the field. The Company is focused on scaling its business to meet incoming orders. Increasing demand, along with media coverage in the United States, has driven and continues to drive an increase in orders and client inquiries.

Sales trends for the period ended August 31, 2022 showed demand across all of Water On Demand’s product service lines. The sales pipeline continues to grow and is strong, though similar to many business-to-business transactions, the enterprise sales cycle is extremely lengthy. Although we have executed contracts in less than 30 days, notionally these negotiations can range up to several years, taking into account the customer’s budget, finance, legal, facilities and other reviews. The sales process for this brand-new offering type requires significant streamlining and improvements, and we are taking steps to ensure our sales processes are robust, repeatable, and can enable our products to move through the sales pipeline quicker.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Company’s executive officers and key members of the management team (the “Leadership”) and the sole member of the board of directors of the Company as of October 31, 2022 are listed below. The sole director and Leadership are full-time employees.

Name	Current Position	Age	Date Appointed to Current Position
Director, Executive Officers, and Key Employees:

T. Riggs Eckelberry	Chief Executive Officer, Chairman of the Board of Directors, Secretary, Treasurer, and President	70	Appointed to indefinite term of office April 22, 2022
Prasad Tare	Chief Financial Officer	47	Appointed to indefinite term of office on April 22, 2022
Byron Elton	Director	67	Appointed to indefinite term of office May 24, 2022
Jean-Louis Kindler	Director	59	Appointed to indefinite term of office May 24, 2022
Anthony Fidaleo	Director	67	Appointed to indefinite term of office May 24, 2022

T. Riggs Eckelberry - Chief Executive Officer, Chairman of the Board of Directors, Secretary, Treasurer, and President

Mr. Eckelberry has served as our Chief Executive Officer, Chairman, Secretary, Treasurer, and President since our inception in April 2022. As co-founder, Mr. Eckelberry brings his veteran technology management skills to the Blue Technology sector. As President and COO of CyberDefender Corporation from 2005 to 2006, he was instrumental in building the company and its innovative product line, helping to achieve initial funding and a NASDAQ IPO. From 2001 to mid-2005, he helped launch and turn around technology companies as founder and President of TechTransform, a technology consulting firm. In 2004, he was a key member of the team that commercialized YellowPages.com, resulting in its sale for $100 million to SBC/BellSouth. In 2003, he helped make Panda Software a key player in the US market as the General Manager of its US unit. During the high-tech boom of the 1990s, he was responsible for the global brand success of the software product, CleanSweep; as Chief Operating Officer of MicroHouse Technologies, he helped to achieve a successful sale of the company to Earthweb; and he was a key member of the team that sale of venture-backed TriVida to what is now a division of ValueClick: (VCLK). During Mr. Eckelberry’s early career in the non-profit sector, he received a master’s license for oceangoing vessels. As one of the founders of the Company and a veteran executive, Mr. Eckelberry’s experience and qualifications are essential to the board of directors.

Prasad Tare – Chief Financial Officer

Mr. Tare was named CFO in May 2022. Mr. Tare brings 15+ years of experience in public accounting, financial reporting, risk and internal controls advisory services. His skillset includes company-wide risk assessments to improve focus to critical areas as well as more efficient and effective audit activities. Mr. Tare started his career with PwC India, where he was part of the financial statements’ assurance teams for various multi-national companies. In 2004, he moved to the United States where he has worked for top regional and national public accounting and consulting firms. He also led external audit engagements for large public companies like Steve Madden, The United Retail Group, and Double-Take Software.

Byron Elton- Director

Mr. Elton has served as our director since May 2022. Mr. Elton is an experienced media and marketing executive with a proven record in pioneering new business development strategies and building top-flight marketing organizations. Since June 2018, he has been President of Elton Enterprises, Inc., which is involved in the wellness, fitness and health sector. Elton is currently opening six StretchLab Studios in the Los Angeles and Seattle markets (stretchlab.com). He is a co-founder since June 2017 of Pardue Associates, operating monsho, a brand-centric, creative communications agency focused on delivering results. From 2013 to 2017, Mr. Elton was a partner of Clear Search, an executive search firm. Prior to that, from 2009 until 2013, Mr. Elton served as President and Chief Executive Officer of Carbon Sciences, Inc. (“Carbon Sciences”) (OTCBB: CABN) and has served as Chairman of Carbon Sciences since March 2009. Carbon Sciences is an early stage company developing a technology to convert earth destroying carbon dioxide into a useful form that will not contribute to greenhouse gas. Mr. Elton previously served as Senior Vice President of Sales for Univision Online from 2007 to 2008. Mr. Elton also served for eight years as an executive at AOL Media Networks from 2000 to 2007, where his assignments included Regional Vice President of Sales for AOL and Senior Vice President of E-Commerce for AOL Canada. His broadcast media experience includes leading the ABC affiliate in Santa Barbara, California in 1995 to 2000 and the CBS affiliate in Monterrey, California, from 1998 to 1999, in addition to serving as President of the Alaskan Television Network from 1995 to 1999. Mr. Elton studied Advertising and Marketing Communications at Brigham Young University. Mr. Elton’s executive and management experience qualifies him to serve as a member of our board of directors.

Jean-Louis Kindler- Director

Mr. (“JL”) Kindler has served as our director since May 2022. As President of OriginClear Technologies, he led the commercialization of OriginClear’s breakthrough water treatment technology. Since 2019, he has been the CEO of Clean Energy Enterprises Inc., established to commercialize the Blue Tower biomass-to-hydrogen system he helped develop two decades ago in Japan. Mr. Kindler is a veteran of 25 years as both a top executive and engineer in environmental technologies. Before OriginClear, JL was co-founder and Chief Technology Officer of Ennesys, the company’s French joint venture, where he designed its patent-pending waste-to-energy system. Earlier, as founding CEO of MHS Equipment, a French nanotechnologies equipment manufacturing firm (42 M€, 360 employees in 2008), he led the development of a breakthrough fuel cell process. And earlier still, his twenty-year career in Japan gave him unique insight into fast-growing Asian markets. There, as principal of technology incubator Pacific Junction, JL completed various assignments. These included technology sourcing for the French industrial group GEC-Altshom, building the first commercial unit of the Blue Tower (to which he has recently returned in its now-fourth generation), and market development for a fluids mixing technology that helped inspire early OriginClear inventions. Mr. Kindler holds a Master’s in Economics and Public Policy from the Institute of Political Science in Lyon, France, and an MBA in International Management in Paris. Mr. Kindler’s executive and management experience, and past involvement in the company’s technology and operations, qualifies him to serve as a member of our board of directors.

Anthony Fidaleo

Mr. Fidaleo has served as our director since May 2022. Mr. Fidaleo has run his own accounting and consulting practice since 1992, primarily as an acting Chief Financial Officer or Senior Consultant for publicly traded companies ranging from start-ups to Fortune 500 companies. From November 2005 to February 2009 Mr. Fidaleo was the Chief Financial Officer, Chief Operating Officer, Executive Vice President and Member of the Board of Directors and Operating Committee for iMedia International, Inc. an early stage publicly traded interactive content solutions company. Mr. Fidaleo is a California CPA (inactive) and was in public accounting from 1982 through 1992, primarily with BDO Seidman, LLP where he attained the level of audit senior manager. Mr. Fidaleo holds a B.S. degree in Accounting from California State University at Long Beach. Mr. Fidaleo’s accounting and financial experience qualifies him to serve as a member of our board of directors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the period from April 22, 2022 (commencement) through August 31, 2022, we compensated the Leadership as follows:

Name	Capacities in which compensation was received	Cash Compensation	Other Compensation		Total Compensation
T. Riggs Eckelberry	CEO	$-	$	-[1]	$-

(1)Other compensation represents non-cash stock-based compensation.  Mr. Eckelberry received 1,000,000 shares of Series C Preferred Shares for his role as Chief Executive Officer of the Company on January 25, 2023.  The Series C Preferred Shares provide supermajority voting rights, but do not have any conversion or liquidation rights and therefore have no economic value.  In addition, Mr. Eckelberry received the right to receive up to 4,000,000 shares of common stock pursuant to a Restricted Stock Grant Agreement, which shares are subject to vesting and forfeiture.

Other than stock options, no other compensation was provided. The Company’s sole director did not receive any compensation in connection with his directorship.

Outstanding Equity Awards at August 31, 2022

There were no stock option plans outstanding as of August 31, 2022.  However, the Company has granted Restricted Stock Awards to certain employees and consultants, including Riggs Eckelberry and certain directors.  These grants entitle the recipient to receive up to 8,800,000 shares of the Company’s common stock.

Employment Agreements

We currently do not have an employment agreement with our Chief Executive Officer,

Employee Benefit Plans

We do not have any equity incentive plans or other employee benefit plans.

Compensation of Directors

Our current directors presently do not receive monetary compensation for their service on the board of directors. Directors may receive compensation for their services in the future and reimbursement for their expenses as shall be determined from time to time by resolution of the board of directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

The following table sets out, as of the date of this Offering Circular, the voting securities of the Company that are beneficially owned by the executive officers and sole director, and other persons holding more than 10% of any class of the Company’s voting securities, or having the right to acquire those securities.

Beneficial Owner	Title of Class	Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)	Amount and Nature of Beneficial Ownership Acquirable (Stock Options)(3)	Percent of Class (4)	Total Voting Power(5)
Director and Executive Officers Owning Over 10% of Common Stock

T. Riggs Eckelberry(2)	CEO		3 Common Shares(2)	4,000,000	29.20%	29.20%

Byron Elton(2)	Director		166 Common Shares(2)	100,000	0.73%	0.73%

Jean-Louis Kindler(2)	Director		1 Common Shares (2)	100,000	0.73%	0.73%

Anthony Fideleo(2)	Director		168 Common Shares(2)	100,000	0.73%	0.73%

All current officers and directors as a group (4 in total):			337 Common Shares(2)	4,300,000	30.66%	30.66%

Stockholders with Over 10% Beneficial Ownership of Preferred Stock (6)

T. Riggs Eckelberry			1,000,000 Series C		100%	100%

(1)	The address for each of the officers and directors is 13575 58th Street North, Suite 200 Clearwater, FL 33760

(2)	Indirect Ownership through OriginClear, Inc. OriginClear, Inc. owns 5,000,000 shares of Common Stock.

(3)	Rights to receive common shares under Restricted Stock Grant Agreements

(4)	Based on a total of 13,800,000 issued and outstanding shares on a fully diluted basis (includes the rights to receive up to 8,800,000 shares under Restricted Stock Grant Agreements)

(5)

Percentage of total voting power represents voting power with respect to all shares of the Company’s outstanding capital stock as if converted to Common Stock, as a single class. The holders of our Common Stock are entitled to one vote per share and our holders of voting Preferred Stock are entitled to vote with the holders of the Common Stock on an as converted basis.

(5)	No other officer or director owns Preferred Stock

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Other than grants of stock options, we have not entered into any transactions in which the management or related persons have an interest outside of the ordinary course of our operations.

SECURITIES BEING OFFERED

General

The Company is offering up to 15,000,000 shares of Common Stock.

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of Water On Demand’s amended and restated certificate of incorporation and bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of Water On Demand’s capital stock, you should refer to the amended and restated certificate of incorporation and bylaws and to the applicable provisions of Nevada law.

At the date of this Offering Circular, Water On Demand’s authorized capital stock consists of

•	3,000,000,000 shares of Common Stock, $0.0001 par value per share,

•	50,000,000 shares of Preferred Stock, $0.0001 par value per share, of which

O	1,000,000 shares are designated as Series A Preferred Stock and

O	1,000,000 shares are designated as Series C Preferred Stock.

At the date of this Offering Circular, the issued and outstanding shares of the Company are as follows:

•	5,000,000 shares of Common Stock;

•	1,316.55 shares of Series A Preferred Stock and

•	1,000,000 shares of Series C Preferred Stock.

Common Stock

We have one class of common stock. The Series A Preferred Stock currently outstanding are convertible into shares of Common Stock., The Series C Preferred Stock (“Super Voting Preferred Stock”) are not convertible into shares of Common Stock.

Voting Rights

Holders of our Common Stock are entitled to vote on any matter that is submitted to a vote of our stockholders.  Holders of Common Stock are entitled to one vote per share. Holders of shares of Common Stock vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by Nevada law or our certificate of incorporation.

Our board of directors currently consists of four members and we have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividend Rights

Holders of the Company’s common stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds and only following payment to holders of the Company’s Preferred Stock, as detailed in the Company’s amended and restated certificate of incorporation. Following payment of dividends to the holders of Preferred Stock in accordance with the preferential order set out in the amended and restated certificate of incorporation, and any certificate of designation, any additional dividends set aside or paid in a given year, shall be set aside and paid among the holders of the Preferred Stock and common stock on an as-converted basis. The rights to dividends are not cumulative. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company and only after the satisfaction of any liquidation preferences granted to the holders of all shares of the outstanding Preferred Stock in accordance with the liquidation stack provided for in the amended and restated certificate of incorporation of the Company.

Rights and Preferences

Holders of the Company’s common stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s common stock.

Preferred Stock

The Company has authorized the issuance of two series of Preferred Stock. The series are designated Series A Preferred Stock, and Series C Preferred Stock (the “Preferred Stock”).

Dividend Rights

The Preferred Stock holders are not entitled to receive dividends.

No Distributions shall be made with respect to the Series C Preferred Stock.

No Distributions shall be made with respect to the Common Stock unless dividends on the Preferred Stock have been declared in accordance with the preferences stated in the applicable certificates of designations and all declared dividends on the Preferred Stock have been paid or set aside for payment to the Preferred Stock holders.

The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Conversion Rights

Except as set forth, shares of Series A Preferred Stock are convertible into fully-paid nonassessable shares of the Company’s Common Stock at the then-applicable conversion rate as set forth in the applicable Certificate of Designation.

In accordance with the Certificate of Designation for the Series A Preferred Stock each share of Series A Preferred Shares shall be convertible, at any time and from time to time from and after the original issue date at the option of the Holder thereof, into that number of shares of common stock determined in accordance with the conversion ratio.

The conversion ratio (the “Conversion Ratio ”) for the Series A Preferred Shares shall be 50:1, or such other rate as determined by the Board, provided, however,  that at no time shall the total number of issued and outstanding Series A Preferred Shares, on a converted basis, be less than ten percent (10%) (“Dilution Floor”) of the total authorized shares of common stock (on a fully diluted basis) based upon an anticipated sale of $20,000,000 Series Y Shares.  The Dilution Floor shall be adjusted proportionately based upon the actual number of Series Y Shares sold, for example, if the sale of Series Y Shares is $10,000,000, the Dilution Floor will be 5% of the total authorized common shares.

The shares of Series C Preferred Shares are not convertible into shares of common stock.

Additionally, each share of Series A Preferred Stock will automatically convert into Common Stock immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

The holders of Series A Preferred Shares (“Holders”) shall not be entitled to a vote until such time as the Series A Preferred Shares are converted to common shares.  However, as long as any shares of Series A Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series A Preferred Shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Shares or alter or amend this Certificate of Designation, (b) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series A Preferred Shares, or (d) enter into any agreement with respect to any of the foregoing.

The holders of Series C Preferred Shares (“Holders”) shall vote with the holders of the common shares on an as converted basis. However, as long as any shares of Series C Preferred Shares are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred Shares directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred Shares or alter or amend this Certificate of Designation, (b) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C Preferred Shares, or (d) enter into any agreement with respect to any of the foregoing.  Notwithstanding the foregoing, the Holders shall be entitled to vote a number of shares equal to fifty-one percent (51%) of the total number of voting shares.

Preemptive Rights

The Preferred Stock does not have any pre-emptive rights.

Right to Receive Liquidation Distributions

In the event of a Liquidation Event, the holders of the Preferred Stock shall not be entitled to any liquidation preference but shall participate, pro-rata, in any distribution of the assets of the Company together with the holders Common Stock in a manner as if all shares of the applicable series of Preferred Stock were converted to Common Stock immediately prior to such Liquidation Event.

PLAN OF DISTRIBUTION

Plan of Distribution

The Company is offering up to 15,000,000 shares of Common Stock, as described in this Offering Circular. The Company has engaged Castle Placement, LLC (“Placement Agent”) as its placement agent to assist in the placement of its securities in those states it is registered to undertake such activities, including soliciting potential investors on a best-efforts basis. As such, the Placement Agent is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. Placement Agent is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at www.originclear.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week at the website www.originclear.com. The Company may also offer the securities in Canada pursuant to private placement exemptions.

Commissions and Discounts

The following table shows the total discounts and commissions payable to Placement Agent in connection with this offering by the Company, assuming all shares are sold:

	Per Share	Total
Public offering price	$5.00	$75,000,000

Placement Agent commissions	$0.1375	$2,062,500

Proceeds, before offering expenses	$4.8625	$72,937,500

The maximum dollar amount paid as commissions to the Placement Agent if all of the securities are sold is $2,062,500.  In addition, Placement Agent shall receive an advisory and consulting fee in the amount of $20,000 which fee is nonrefundable and shall be deemed earned on the latter of FINRA Rule 5110 approval of this Agreement or SEC qualification of the Offering.  No other underwriting expenses or fees will be paid to the Placement Agent.  The maximum amount of fees and expenses which may be paid to the Placement Agent is $2,082,500

In accordance with the agreement with the Placement Agent, the Placement Agent has a right of first refusal to represent the Company with respect to future offerings by the Company within 36 months of the qualification of this Offering and the right to receive commissions related to purchases by referred investors for an 18-month period following the termination of the agreement.  These rights will terminate in the event that Placement Agent is terminated for cause.

Subscription Procedures

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire or ACH only, or credit and debit cards, checks will not be accepted, to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. Upon closing, funds tendered by investors will be made available to the Company for its use.

The minimum investment in this offering is $1,000 or 200 shares of Common Stock.

In order to invest you will be required to subscribe to the offering via the Online Platform and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The Company has entered into an Escrow Services Agreement with Wilmington Trust (the “Escrow Agent”) and Placement Agent. Investor funds will be held by the Escrow Agent pending closing or termination of the offering.  All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The Company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Wilmington Trust is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the Company, recommend the Company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Wilmington Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the Company or this offering. All inquiries regarding this offering or escrow should be made directly to the Company.

In the event that the Company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

In the event that it takes some time for the Company to raise funds in this offering, the Company will rely on income from sales and funds raised in any offerings of debt or equity securities from accredited investors.

Provisions of Note in Our Subscription Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws.  By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Forum Selection Provisions

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Nevada, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Although we believe the provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.  As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We are required to make annual and semi-annual filings with the Commission. We will make annual report filings on Form 1-K within 120 days after the end of the fiscal year. The annual report will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28th each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1-K.

We may supplement the information in this Offering Circular by filing a Supplement with the Commission. We hereby incorporate by reference into this Offering Circular all such Supplements, and the information on any Form 1-K, 1-SA or 1-U filed after the date of this Offering Circular.

All these filings will be available on the Commission’s EDGAR filing system. You should read all the available information before investing.

WATER ON DEMAND, INC.

FINANCIAL STATEMENTS

FOR THE PERIOD FROM APRIL 22, 2022 (COMMENCEMENT) TO August 31, 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

November 15, 2022

To the Board of Directors and
Water on Demand, Inc.

In connection with our audit of the financial statements of Water on Demand, Inc.  for the period from inception of April 22, 2022 through August 31, 2022, we will issue our report thereon dated November 15, 2022. Professional standards require that we provide you with the following information related to our audit.

Significant and Critical Accounting Policies and Practices

Management is responsible for the selection and use of appropriate accounting policies. In accordance with the terms of our engagement letter, we will advise management about the appropriateness of accounting policies and their application. The Company’s significant accounting policies are disclosed in the notes to the financial statements as required by generally accepted accounting principles. No new accounting policies were adopted and the application of existing accounting policies was not changed during 2022. We noted no transactions entered into by the Company during the year for which accounting policies are controversial or for which there is a lack of authoritative guidance or consensus or diversity in practice.

Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The critical accounting policies used by Water on Demand, Inc.  in its 2022 financial statements are described in Note 2 to the financial statements and relate to the policies the Company uses to account for use of estimates, revenue recognition, fair value, and income taxes.

Critical Accounting Estimates

Accounting estimates are an integral part of the financial statements prepared by management and are based on management’s knowledge and experience about past and current events and assumptions about future events. Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) affecting the financial statements was:

Management’s estimate of the equity transaction is based on the activity and stock price volatility and market at the time of the transaction. We evaluated the key factors and assumptions used to develop the estimate in determining that it is reasonable in relation to the financial statements taken as a whole.

Significant Unusual Transactions

For purposes of this letter, professional standards define significant unusual transactions as transactions that are outside the normal course of business for the Company or that otherwise appear to be unusual due to their timing, size or nature. We noted no significant unusual transactions during our audit.

Related Party Relationships and Transactions

As part of our audit, we evaluated the Company’s identification of, accounting for, and disclosure of the Company’s relationships and transactions with related parties as required by professional standards. We noted no related parties or related party relationships or transactions that were previously undisclosed to us; significant related-party transactions that have not been approved in accordance with the Company’s policies or procedures or for which exceptions to the Company’s policies or procedures were granted; or significant related party transactions that appeared to lack a business purpose.

Quality of the Company’s Financial Reporting

Management is responsible not only for the appropriateness of the accounting policies and practices, but also for the quality of such policies and practices. Our responsibility under professional standards is to evaluate the qualitative aspects of the company’s accounting practices, including potential bias in management’s judgments about the amounts and disclosures in the financial statements, and to communicate the results of our evaluation and our conclusions to you.

Quality of the Company’s accounting principles and financial reporting was evaluated during our audit and we noted no missing or insufficient accounting policies or practices from the form 1/A.

Management’s Judgments and Accounting Estimates

Accounting estimates are an integral part of the financial statements prepared by management and are based on management’s knowledge and experience about past and current events and assumptions about future events. Certain accounting estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ significantly from those expected.

Consultations with Other Independent Accountants

In some cases, management may decide to consult with other accountants about auditing and accounting matters, similar to obtaining a “second opinion” on certain situations. If a consultation involves application of an accounting principle to the Company’s financial statements or a determination of the type of auditor’s opinion that may be expressed on those statements, our professional standards require the consulting accountant to check with us to determine that the consultant has all the relevant facts. To our knowledge, there were no such consultations with other accountants.

Issues Discussed Prior to Retention of Independent Auditors

We generally discuss a variety of matters, including the application of accounting principles and auditing standards, with management each year prior to retention as the Company’s auditors. However, these discussions occurred in the normal course of our professional relationship and our responses were not a condition to our retention.

Uncorrected and Corrected Misstatements

Professional standards require us to accumulate misstatements identified during the audit, other than those that are clearly trivial, and to communicate accumulated misstatements to management.

Management has determined that the effects of the uncorrected misstatements are immaterial, both individually and in the aggregate, to the financial statements as a whole. The uncorrected misstatements or the matters underlying them could potentially cause future period financial statements to be materially misstated, even though, in our judgment, such uncorrected misstatements are immaterial to the financial statements under audit.

For purposes of this letter, professional standards define an audit adjustment as a proposed correction of the financial statements that, in our judgment, may not have been detected except through our auditing procedures. An audit adjustment may or may not indicate matters that could have a significant effect on the Company’s financial reporting process (that is, cause future financial statements to be materially misstated). In our judgment, the adjustments we proposed indicate matters that could have a significant effect on the Company’s financial reporting process.

Auditor’s Report

In connection with the audit of the financial statements, we have provided you a draft of our auditor’s report, and we have discussed the going concern and unqualified opinion with you.

Disagreements with Management

For purposes of this letter, professional standards define a disagreement with management as a matter, whether or not resolved to our satisfaction, concerning a financial accounting, reporting, or auditing matter that could be significant to the financial statements or the auditor’s report. We are pleased to report that no disagreements with management arose during the course of our audit.

Difficulties Encountered in Performing the Audit

We encountered no significant difficulties in dealing with management in performing and completing our audit.

Other Information in Documents Containing Audited Financial Statements

The Company’s audited financial statements are included in its annual report. Our responsibility for the other information contained in the annual report does not extend beyond the financial information identified in our audit report. We do not have an obligation to perform any procedures to corroborate the other information contained in the annual report. However, we read the other information and considered whether such information (including the manner of its presentation) contained a material misstatement of fact or was materially inconsistent with information appearing in the financial statements. Nothing came to our attention that caused us to believe that such information (including the manner of its presentation) contained a material misstatement of fact or was materially inconsistent with the information appearing in the financial statements.

Material Weaknesses

In planning and performing our audit of the financial statements of Water on Demand, Inc. as of August 31, 2022, we considered the company’s internal control in order to determine our auditing procedures for the purpose of expressing an opinion on the financial statements and not to provide assurance on internal control. However, we noted certain matters involving internal control and its operation that we consider to be significant deficiencies or material weaknesses under standards of the Public Company Accounting Oversight Board (PCAOB). A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

A significant deficiency is a deficiency, or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the company’s financial reporting.

Going Concern

Note 1 to the financial statements discloses all of the matters of which we are aware that are relevant to the Company’s ability to continue as a going concern, including significant conditions and events, and management plans.  We have reviewed Note 1 as well as our auditor’s consideration of our ability to continue as a going concern.

This has been and will continue to be discussed with the audit committee and those charged with governance.

This information is intended solely for the use of the Audit Committee, Board of Directors, and management of Water on Demand, Inc.  and is not intended to be, and should not be, used by anyone other than these specified parties.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2022.

Houston, TX
November 15, 2022

WATER ON DEMAND, INC.

BALANCE SHEETS

As of August 31, 2022
ASSETS

CURRENT ASSETS
Cash	$25,000

TOTAL CURRENT ASSETS	25,000

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$4,000
Related Party liability	15,000

TOTAL CURRENT LIABILITIES	19,000

SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.0001 par value; 50,000,000 authorized shares	-
Common stock, $0.0001 par value; 3,000, 000,000 authorized shares
5,000,000 shares issued and outstanding as of August 31, 2022	500
Additional paid in capital	24,500
Accumulated equity (deficit)	(19,000)

TOTAL SHAREHOLDERS' EQUITY (DEFICIT)	6,000

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$25,000

See accompanying notes to financial statements.

WATER ON DEMAND, INC.

STATEMENTS OF OPERATIONS

For the Period from April 22, 2022 (inception) to
August 31, 2022

REVENUE	$-

OPERATING EXPENSES
General and administrative expenses	19,000

TOTAL OPERATING EXPENSES	19,000

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(19,000)

TOTAL OTHER INCOME/(EXPENSES)	-

NET INCOME (LOSS)	$(19,000)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	5,000,000

See accompanying notes to financial statements.

WATER ON DEMAND, INC.

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM APRIL 22, 2022 (INCEPTION) TO

AUGUST 31, 2022

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at April 22, 2022	-	$-	$-	$-	$-

Issuance of common stock for cash	5,000,000	500	24,500	-	25,000

Net Loss	-	-	-	(19,000)	(19,000)

Balance at August 31, 2022	5,000,000	$500	$24,500	$(19,000)	$6,000

See accompanying notes to financial statements.

WATER ON DEMAND, INC.

STATEMENTS OF CASH FLOWS

For the Period From April 22, 2022 (inception) through
August 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(19,000)
Adjustment to reconcile net income(loss) to net cash
(used in) provided by operating activities
(Increase) Decrease in Changes in Assets
Increase (Decrease) in Changes in Liabilities
Accounts payable	4,000
Intercompany	15,000

NET CASH USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds for the sale of common stock for cash, net	25,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	25,000

NET INCREASE IN CASH	25,000

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$25,000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$-
Taxes paid	$-

See accompanying notes to financial statements.

WATER ON DEMAND INC.

NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2022

1.ORGANIZATION AND LINE OF BUSINESS

Organization

Water On Demand, Inc. (the “Company”) is a wholly-owned subsidiary of OriginClear, Inc. (“OCLN”). It was incorporated in the state of Nevada on April 22, 2022. The Company is based in Clearwater, Florida.

Line of Business

Water On Demand, Inc. with the support of its parent, OriginClear, Inc. (“OCLN”), is developing a new outsourced water treatment business called “Water On Demand”: or “WOD”.  The WOD model intends to offer private businesses the ability to pay for water treatment and purification services on a per-gallon basis. This is commonly known as Design-Build-Own-Operate or “DBOO”. The Company intends to work with regional water service companies to build and operate the water treatment systems it finances.  On March 23, 2022, the Company announced that it was evaluating the first pilot opportunity, a 50,000 gallon per day wastewater treatment project.

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the four months ended August 31, 2022, the Company obtained funds from the issuance of common stock. Management believes OCLN will provide funds for operations. Management believes the existing shareholders, the prospective new investors and future sales will provide the additional cash needed to meet the Company’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing. These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern. Our independent auditors, in their report on our audited financial statements for the period from April 22, 2022 to August 31, 2022 expressed substantial doubt about our ability to continue as a going concern.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, warranty reserves, inventory valuation, derivative liabilities and other conversion features, fair value investments, valuations of non-cash capital stock issuances and the valuation allowance on deferred tax assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

We recognize revenue when services are performed, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured.

The WOD model offers private businesses the ability to pay for water treatment and purification services on a per-gallon usage basis (‘service revenue’).

Revenues and related costs on service  contracts are recognized as the performance obligations for work are satisfied over time in accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. Under ASC 606, revenue and associated profit, will be recognized as the customer obtains control of the goods and services promised in the contract (i.e., performance obligations). All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Licensing agreements

The Company analyzes licensing agreements using ASU 606 to determine the timing of revenue recognition. The licensing of the intellectual property (IP) is distinct from the non-license goods or services and has significant standalone functionality that provides a benefit or value. The functionality will not change during the license period due to the licensor’s activities. Because the significant standalone functionality is delivered immediately, the revenue is generally recognized when the license is delivered.

Work-in-Process

The Company recognizes as an asset the accumulated costs for work-in-process on projects expected to be delivered to customers. Work in Process includes the cost price of materials and labor related to the construction of equipment to be sold to customers.

Fair Value of Financial Instruments

Fair Value of Financial Instruments requires disclosure of the fair value information, whether or not to recognized in the balance sheet, where it is practicable to estimate that value. As of August 31, 2022, the balances reported for cash, and accounts payable approximate the fair value because of their short maturities.

We adopted ASC Topic 820 for financial instruments measured as fair value on a recurring basis. ASC Topic 820 defines fair value, established a framework for measuring fair value in accordance with accounting principles generally accepted in the United States and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about its ability to realize the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Commitment and Contingencies

During the period since inception through , 2022, no director or executive officer, has been involved in any legal proceeding that would require disclosure hereunder.

From time to time, the Company may become subject to various legal proceedings and claims that arise in the ordinary course of our business activities.  However, litigation is subject to inherent uncertainties for which the outcome cannot be predicted.  Any adverse result in these or other legal matters could arise and cause harm to the Company’s business.  The Company currently is not party to any claim or litigation the outcome of which, if determined adversely to the Company, would individually or in the aggregate be reasonably expected to have a material adverse effect on the Company’s business.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements and does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying condensed financial statements.

3.CAPITAL STOCK

Preferred Stock

On April 22, 2022, the Company designated 50,000,000 shares of authorized Preferred Stock at $0.0001 par value per share, out of which as of August 31, 2022, the Company had not authorized issuance of any series of Preferred Stock

Common Stock

On April 22, 2022, the Company designated 500,000,000 shares of authorized Common Stock at $0.0001 par value per share.

On August 19, 2022, the Company issued 100,000,000 (5,000,000 post-reverse split) shares of Common Stock to OCLN, which is the Parent Company for $25,000 in cash.

On October 28, 2022, the Company filed a certificate of amendment to increase the authorized shares of Common Stock to 3,000,000,000.

On November 7, 2022, the Company effected a 20:1 reverse stock split with respect to the Common Shares (See Note 6) pursuant to which 5,000,000 common shares remain outstanding and held by OCLN as of August 31, 2022.

4.RESTRICTED STOCK AWARDS

Restricted Stock to CEO

On August 12, 2022, the Company entered into Restricted Stock Grant Agreement (“the RSGA”) with its Chief Executive Officer, Riggs Eckelberry, to create management incentives to improve the economic performance of the Company. Pursuant to the agreement, Riggs Eckelberry was granted 80,000,000 (4,000,000 post reverse split) restricted stock awards.

Restricted Stock to the Board, Employees and Consultants

On August 12, 2022, the Company entered into Restricted Stock Grant Agreements (“the BEC RSGA”) with its members of the Board, employees, and consultants to create management incentives to create management incentives to improve the economic performance of the Company. Pursuant to the agreement, the Company granted an aggregate of 96,000,000 (4,800,000 post reverse split) restricted stock awards to the Board, Employees and Consultants.

As of August 31, 2022, none of the stock subject to RSGAs were issued or outstanding.

5.RELATED PARTY TRANSACTIONS

The Company is fully owned by OCLN (‘Parent Company’). On August 19, 2022, the Company issued 100,000,000 (5,000,000 post-reverse split) shares of Common Stock to its Parent Company. After effecting a 20:1 reverse stock split on November 7, 2022, 5,000,000 common shares issued to the Parent Company remain outstanding as of August 31, 2022.

As of August 31,2022, the Company owed its Parent Company $15,000 which represents legal and professional fees pertaining to filing of Form 1/A.  These expenses were recorded and paid by the Parent on behalf of the Company.

6. SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

On January 25, 2023, the Company filed certificates of designation for the Series A Preferred Stock and Series C Preferred Stock.  1,000,000 shares are designated as Series A Preferred Stock and 1,000,000 shares are designated as Series C Preferred Stock.

On January 25, 2023, the Company issued the following shares of the Preferred Stock, which remain outstanding as follows:

1,000,000 shares Series C Preferred Stock issued to T. Riggs Eckelberry and;

1,316.55 shares of Series A Preferred Stock issued to the holders of the OCLN Series Y Preferred Shares.

On October 28, 2022, the Company filed a certificate of amendment to increase the authorized shares of Common Stock to 3,000,000,000.

On November 7, 2022, the Company filed an Amended and Restated Certificate of Incorporation and effected a 20:1 reverse stock split with respect to the Common Shares and the Series A Preferred Shares.

PART III

INDEX TO EXHIBITS

Exhibit Number	Description	Filed/ Furnished/ Incorporated by Reference from Form	Incorporated by Reference from Exhibit No.	Date Filed
1.1	Placement Agent Agreement	Filed herewith
2.1	Amended and Restated Certificate of Incorporation	Filed herewith
2.2	Series A Certificate of Designation	Filed herewith
2.3	Series C Certificate of Designation	Filed herewith
2.4	Bylaws	Filed herewith
4.1	Subscription Agreement	Filed herewith
8.1	Form of Escrow Agreement	Filed herewith
11.1	Consent of Auditor	Filed herewith
12.1	Opinion of Kunzler Bean & Adamson	Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clearwater, Florida, on January 25, 2023.

Water On Demand, Inc.

/s/ T. Riggs Eckelberry
By: T. Riggs Eckelberry, Chief Executive Officer

Pursuant to the requirements of Regulation A, this Offering Statement has been signed below by the following person on behalf of the issuer and in the capacities and on the date indicated.

/s/ T. Riggs Eckelberry
By: T. Riggs Eckelberry, as Chief Executive Officer, and Director

/s/ Prasad Tare
By: Prasad Tare, as Principal Financial Officer, Principal Accounting Officer

/s/ Byron Elton
By: Byron Elton, as Director
/s/ Jean-Louis Kindler
By: Jean Louis Kindler, as Director
/s/ Anthony Fideleo
By: Anthony Fideleo, as Director

Date: January 25, 2023